5916 Allis-Chalmers LT_03 1/19/11 12:08 PM Page 1

ALLIS-CHALMERS ENERGY INC. ELECTION FORM

Investor ID Number

FORM OF ELECTION FOR SHARES OF COMMON STOCK OF ALLIS-CHALMERS ENERGY INC.

IN CONNECTION WITH THE MERGER OF ALLIS-CHALMERS ENERGY INC.

WITH

WELLCO SUB COMPANY (S UBSIDIARY OF SEAWELL LIMITED)

I/w e th e undersigned, surrender to you for exchange th e share(s) identified below. I/w e certi fy th at I/ we have complie d with all require ments as stated in th e in structions on th e reverse sid e and th e Electi on In formation Form, was/were th e registered holder(s) of th e sh ares of Alli s-Chalmers Energy In c. common stock represente d by th e enclosed certi fi cates have fu ll authority to surrender these certif icate(s), and give th e in structions in th is Transmittal Form and warrant th at th e shares repre sented by th ese certificates are free and cle ar of all lie ns, restri ctions, adverse claims and encumbrances.

PLEASE CERTI FY YOUR TAXP AYER ID ENTIFICAT IO N NUMBER (T IN ) BY COMPLETING THE

INFORMA TION IN BOX NUMB ER F ON THE REVERSE SID E.

PLACE AN X IN ONE ELECTION BOX ONLY

B All Cash Election Only C All Stock Election Only

(SHARES ELECTED FOR CASH)

A Signature: This form must be signed by th e re g istere d holder (s ) exactly as th eir name(s) ap pears on the certi fi- Mixed

X cate (s) or by pe rson(s) authori ze d to sign on beh alf of the re gistered ho lder(s ) by docu me nts tra nsmit te d herewit h. D Election WHOLE SHARES FRACTIONS

Signature of Sto ckh older Date Daytime Telephone #

X E No Preference Note: Remaining shares are elected for stock.

Signature of Sto ckh older Date Daytime Telephone #

If you cannot produce some or all of your Allis-Chalmers Energy In c. common stock certificates, you must obtain a lo st in strument open penalty surety bond. Please see below for instructions.

Please complete the back if you would li ke to tr ansfer ownership or request special mailin g.

IN STRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM

A Sign, date and inclu de your daytim e telephone number in this Transmittal fo rm in Box 1 and after completin g all other applicable sectio ns return this fo rm and your stock certificates in the enclosed envelope.

B If you are electin g to receive all your shares in cash, please check th is box only. C If you are electin g to receive all your shares in stock, please check th is box only .

D If you are electing to receive your shares in both cash and stock, please check th is box and in dicate the number of shares you would li ke to receiv e in cash. The remainin g shares presented will be received in stock.

E If you do not have a preference to receive your shares in cash or stock, please check this box only.

F PLEASE SIG N IN BOX 6 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is in correct or blank, write th e corrected number in Box 6 and sign to certify.

Please note th at BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IR S if th e Taxpayer ID or Social Security Number is not certifie d on our records. To avoid back up withholding, you are requir ed to ful y and accurately complete the Substit ute Form W-9. For additional in structions, please see the “Imp orta nt Tax Inf or ma tion” document. Note: You are required to check the appropriate box for your status (In dividual/Sole proprietor, Corporation, etc) to avoid withholding. If you are a non - U. S . Taxpayer, please complete and re turn fo rm W-8BEN.

G If you want your Seawell Limited common shares, check for fr actional shares, and/or check fo r cash to be issued in another name, complete th e Special Transfer In structions in Box 7. Signature(s) in Box 7 must be medallion guarante ed.

H Fill in Box 8 if mailing to someone other than the undersigned or to th e undersigned at an address other th an that shown on th e fr ont of this card.

I If you cannot produce some or all of your Allis-Chalmers Energy In c. common stock certificates, please call American Stock Transfer & Trust Company, LLC at 1-800-937-5449.

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday th rough Friday, except fo r bank holidays: From with in th e U.S., Canada or Puerto Ric o: 1-866-394-9175 (Tol Fre e) From outsid e th e U.S.: 1-201-680-6974 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIA LS

By Mail: By Overnig ht Courie r or By Hand

BNY Melon Shareowner Serv ic es BNY Mellon Shareowner Services

Attn: Corporate Actio n Dept. Attn : Corporate Acti on Dept. , 27th Floor

P.O . Box 3301 480 Washingto n Boulevard

South Hackensack, NJ 07606 Jersey City , NJ 07310

6 SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)

FILL IN the space below. Part 1 – PLEASE PROVIDE YOUR TAXPAYER

IDENTIFICATION NUMBER (“TIN“) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

Under penalties of perjury. I certify that:

1. The number shown on this form is EXEMPT PAYEE my correct taxpayer identification number (or I am waiting for a number to be issued to me), and Please check appropriate box:

Individual/Sole proprietor

2. I am not subject to backup withholding because: (a) I am Corporation Partnership exempt from backup withholding, or (b) I have not been Limited liability company notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a Enter the tax classification D=disregarded entity failure to report all interest or dividends, or (c) the IRS has C=corporation P=partnership notified me that I am no longer subject to backup withholding, and Other

3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Signature Date

7 Special Transfer Instructions and Signature Guarantee Medallion

If you want your Seawell Limited common shares, check for fractional shares, and/or check for cash to be issued in another name, fill in this section with the information for the new account name.

Name (Please Print First, Middle & Last Name) (Title of Officer Signing this Guarantee)

Address (Number and Street) (Name of Guarantor - Please Print)

(City, State & Zip Code) (Address of Guarantor Firm)

(Tax Identification or Social Security Number)

8 Special Mailing Instructions

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

ELECTION INFORMATION FORM

**PLEASE READ THIS FORM CAREFULLY IN CONNECTION WITH MAKING YOUR ELECTION**

This Election Information Form should be read in conjunction with the accompanying Election Form (the “Election Form”) for shares of common stock (the “Allis-Chalmers Shares”) of Allis-Chalmers Energy Inc. (“Allis-Chalmers”) in connection with the merger of Allis-Chalmers with and into Wellco Sub Company (“Wellco”), a subsidiary of Seawell Limited (“Seawell”) (or the merger of Wellco with and into Allis-Chalmers, as the case may be). All elections are subject to the terms of the merger agreement among Allis-Chalmers, Seawell and Wellco, which was furnished to stockholders of Allis-Chalmers as part of the proxy statement/prospectus dated January 21, 2011.

The terms of the merger agreement allow you to elect the form of consideration you wish to receive in exchange for each of your Allis-Chalmers Shares. However, as described in the proxy statement/prospectus, there is no guarantee that you will receive the form of consideration that you elect if you elect to receive all cash consideration. It is very important that you complete, sign and return the Election Form, together with your Allis-Chalmers Share certificates (unless you follow the procedure for guaranteed delivery described below) or, if you do not hold your Allis-Chalmers Shares in certificated form, confirmation of book-entry transfer, to BNY Mellon Shareowner Services (the “Exchange Agent”), before 5:00 p.m., Houston time, on February 23, 2011 (the “Election Deadline”). If, with respect to a particular Allis-Chalmers Share, (i) you do not make an election, (ii) your Election Form is not received by the Exchange Agent by the Election Deadline, (iii) your Election Form is improperly completed and/or is not signed, or (iv) the Allis-Chalmers Share certificate or other documentation is not included with your Election Form, you will be deemed not to have made an election with respect to that Allis-Chalmers Share. Depending on the form of consideration chosen by the Allis-Chalmers stockholders who do make an election, you will receive all cash, all Seawell common shares or a mixture of cash and Seawell common shares in exchange for the Allis-Chalmers Shares for which no election is made, as described in the proxy statement/prospectus.

Please use the enclosed envelope, addressed to the Exchange Agent, to return the Election Form, together with your Allis-Chalmers Share certificates or, if you do not hold your Allis-Chalmers Shares in certificated form, confirmation of book-entry transfer. You may submit separate Election Forms with respect to specified blocks of Allis-Chalmers Shares to be surrendered. If your Allis-Chalmers Shares are certificated, those Allis-Chalmers Share certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates) must be submitted with the Election Form no matter what election you make, unless you follow the procedures for guaranteed delivery described below. If your Allis-Chalmers Shares are uncertificated, you must provide confirmation of book-entry transfer or follow the procedures for guaranteed delivery.

If you surrender your Allis-Chalmers Shares to make an election, you will not be able to sell those Allis-Chalmers Shares unless you revoke your election prior to the Election Deadline as described below. Assuming that the merger is completed, you will not need to complete or execute a letter of transmittal with respect to any Allis-Chalmers Share certificate(s) that you surrender with the Election Form.

Revocation of Election; Disputes

Your election with respect to any Allis-Chalmers Share may be revoked or changed at any time prior to the Election Deadline. In order to revoke your election, you must make a written request for revocation, which must be received by the Exchange Agent prior to the Election Deadline, at which time the applicable Allis-Chalmers Share(s) will be returned to you without charge upon request, unless you properly make a subsequent election. If your election is revoked prior to the Election Deadline or you do not make a proper subsequent election after you revoke your election, your Allis-Chalmers Shares will become non-election shares and, as a result, the consideration that you receive will depend on the form of consideration chosen by the Allis-Chalmers stockholders who do make an election.

In order to change your election, you must validly complete a new Election Form, which must be received by the Exchange Agent prior to the Election Deadline. Additional copies of this Election Form may be obtained by contacting BNY Mellon Shareowner Services at (866) 394-9175.

Any disputes regarding your election or the elections made by other Allis-Chalmers stockholders, as well as any revocations or changes of elections, will be resolved by Seawell in its reasonable discretion, and Seawell may disregard immaterial defects in any Election Form at Seawell’s reasonable discretion. Any good faith decisions of Seawell will be binding and conclusive on all parties concerned. None of Seawell, Wellco, Allis-Chalmers or the Exchange Agent will be under any obligation to notify any person of any defect in an Election Form.

Allis-Chalmers Shares Held by a Broker, Bank or Other Nominee (in “street name”)

If some of your Allis-Chalmers Shares are held in “street name” by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election with respect to those shares, and follow those instructions. Allis-Chalmers Shares held by a broker, bank or other nominee may be eligible for book-entry transfer to the account of the Exchange Agent.

Notice of Guaranteed Delivery

Stockholders whose certificate(s) for Allis-Chalmers Shares are not immediately available or who cannot deliver their certificates for Allis-Chalmers Shares to the Exchange Agent or the tendering of whose Allis-Chalmers Shares by book-entry transfer cannot be completed on or prior to the Election Deadline may make an effective election for their Allis-Chalmers Shares by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. In order to comply with this procedure, (i) the election must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery must be received by the Exchange Agent, together with a properly completed and duly executed Election Form (or a manually signed facsimile thereof), on or prior to the Election Deadline, and (iii) the certificate(s) evidencing all physically surrendered Allis-Chalmers Shares (or a confirmation evidencing the transfer of all Allis-Chalmers Shares tendered by book-entry transfer), together with any required signature guarantees, and any other documents required by the Election Form, must be received by the Exchange Agent by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day after the execution of the Notice of Guaranteed Delivery.

Letter of Transmittal

If you do not properly submit your Election Form with all of your Allis-Chalmers Shares (or a Notice of Guaranteed Delivery), then you will be deemed not to have made any election with respect to the Allis-Chalmers Shares not properly submitted and, promptly after the closing date of the merger, the Exchange Agent will mail to you a letter of transmittal and instructions for surrendering Allis-Chalmers Shares for use in exchanging your Allis-Chalmers Shares for the merger consideration.

Lost, Stolen or Destroyed Allis-Chalmers Share Certificate(s)

If any certificate representing any of your Allis-Chalmers Shares has been lost, destroyed or stolen, you should promptly notify American Stock Transfer & Trust Company, LLC, in its capacity as transfer agent for the Allis-Chalmers Shares, by phone at (800) 937-5449. The transfer agent will provide you with instructions regarding the steps that must be taken in order to replace the certificate. The Election Form and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

Account Information

The front of the Election Form shows the registration of your account and the number of shares owned by you as reflected on the records of Allis-Chalmers at the time of mailing these instructions.

Mark through any incorrect address information that is printed in this area on the Election Form. Clearly print your correct address in the space beside the printed information.

If you are a trustee, executor, administrator or someone who is acting on behalf of a stockholder and your name is not printed on the Election Form, you must include your full title and send us proper evidence of your authority to submit the Election Form to exchange Allis-Chalmers Shares.

Payment Options and Required Signatures

Payment Options

If the merger is completed, each of your Allis-Chalmers Shares will be converted into the right to receive, at your election, one of the following:

•	Stock consideration of 1.15 Seawell common shares per Allis-Chalmers Share; or

•	Cash consideration of $4.25 in cash per Allis-Chalmers Share, subject to possible proration.

If, with respect to a particular Allis-Chalmers Share, (i) you do not make an election, (ii) your Election Form is not received by the Exchange Agent by the Election Deadline, (iii) your Election Form is improperly completed and/or is not signed, or (iv) the Allis-Chalmers Share certificate or other documentation is not included with your Election Form, you will be deemed not to have made an election with respect to that Allis-Chalmers Share. Depending on the form of consideration chosen by the Allis-Chalmers stockholders who do make an election, you will receive all cash, all Seawell common shares or a mixture of cash and Seawell common shares in exchange for the Allis-Chalmers Shares for which no election is made, as described in the proxy statement/prospectus.

Required Signatures

All stockholders listed on the account must sign the Election Form, regardless of whether you hold Allis-Chalmers Shares in certificated or uncertificated form.

Transfer Taxes

In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the record holder, such transferee or assignee must pay such tax or must establish to the satisfaction of Seawell that such tax has either been paid or is not applicable.

Taxpayer Identification Number and Backup Withholding

For a U.S. stockholder of Allis-Chalmers that receives cash constituting all or a portion of its share of the merger consideration, in order to avoid “backup withholding” of U.S. federal income tax on payment of such cash, such stockholder must, unless an exemption applies, provide the Exchange Agent with the stockholder’s correct taxpayer identification number (“TIN”) on the Substitute Form W-9 included in this Election Form and certify, under penalties of perjury, that such TIN is correct, that such stockholder is not subject to backup withholding and that such stockholder is a U.S. person. If a stockholder does not provide such stockholder’s correct TIN or fails to provide the required certifications, the Internal Revenue Service (the “IRS”) may impose a penalty of $50 on such stockholder and payment of cash to such stockholder pursuant to the merger may be subject to backup withholding of 28%.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing a U.S. federal income tax return.

The surrendering stockholder is required to give the Exchange Agent the TIN (i.e., the Social Security number or the employer identification number) of the record holder of the Allis-Chalmers Shares. If the Allis-Chalmers Shares are held in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which TIN to report.

If the surrendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such stockholder should write “Applied For” in the space provided for the TIN in the

Substitute Form W-9 and sign and date the Substitute Form W-9. The stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number at the bottom of the Substitute Form W-9. Notwithstanding that the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 28% on all reportable payments made prior to the time a properly certified TIN is provided to the Exchange Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional information on obtaining a TIN.

Certain stockholders (including, among others, corporations and certain foreign individuals and entities) are exempt from backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. stockholders should indicate their exempt status on the Substitute Form W-9 by marking the appropriate box. In order for a foreign person to qualify as exempt, such person must submit a properly completed Form W-8, Certificate of Foreign Status (instead of a Substitute Form W-9), signed under penalties of perjury, attesting to such stockholder’s foreign status. Such Form W-8 may be obtained from the Exchange Agent.

You are urged to consult your tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Election and Transfer Processing

Seawell’s shares located in Norway are currently maintained by Verdipapirsentralen (“VPS”), which is a Norwegian entity operating a paperless register of shares in public limited companies listed on the Oslo Stock Exchange (“OSE”). As a requirement of the merger, Seawell has listed its shares on the OSE and will temporarily register its shares in the U.S. for a one year period. Seawell will operate its shareholder register on VPS’s electronic platform jointly with its Norwegian registrar Nordea (“Nordea”).

BNY Mellon has been appointed U.S. transfer agent for Seawell common shares that remain in the U.S (the “Transfer Agent”). The Transfer Agent will maintain a register of shareholders, which will be a sub-register of Seawell’s global register located in Bermuda. The Transfer Agent will keep shares in book-entry form, and the shares will be directly registered and non-certificated. Seawell and the Transfer Agent have established a bank-sponsored share sale plan, under which U.S. registered holders of Seawell common shares will be able to sell their shares directly through the Transfer Agent. If you elect to receive Seawell common shares, you will receive a BNY Mellon Sponsored Share Sale Plan prospectus. Under the BNY Mellon Sponsored Share Sale Plan, you will be able to sell your Seawell common shares through the Transfer Agent in the Norway market.

Depository Trust Company Processing

If you hold Allis-Chambers Shares through the Depository Trust Company (“DTC”), you will receive your election information directly from DTC. DTC will set up an ATOP envelope, subject to Transfer Agent approval, for you to enter your election. DTC participants may enter their election on the ATOP system until the Expiration Date. If you are a DTC participant and elect to receive Seawell common shares, you must mail the Transfer Agent a VSP instruction form, the form of which is included with your Election Form.

Notification of election results

The Transfer Agent will notify Seawell of election results, and Seawell will transfer cash and Seawell common shares to the Transfer Agent in accordance with these results. The Transfer Agent will provide cash to DTC for DTC to satisfy cash elections of DTC participants. If you are a DTC participant electing to receive Seawell common shares, the Transfer Agent will notify Nordea of your VPS account information. Nordea will confirm that you receive Seawell common shares through DTC. Because Seawell common shares will be traded on the OSE, DTC will treat Seawell common shares as restricted stock and will process a stock exchange on its systems by issuing the shares under a new CUSIP. DTC will notify you that your shares were allocated in the local market and will debit down your old CUSIP.

Distribution of consideration

All Allis-Chalmers shares will be debited. You, or the person you elect on the Election Form, will receive a cash election by check. If you elect to receive Seawell common shares, your shares will be kept in book-entry form by the Transfer Agent, subject to proration.

VPS Instruction Form

Please provide your VPS instructions below to receive your Seawell Limited (“Seawell”) common shares in book-entry form via VPS. The VPS delivery will be done as a free delivery, and the receiving Norwegian Bank needs to set up receiving instructions. [Note – The shares will be deposited at the VPS participant level. You must send a SWIFT MT 540 to your custodian for the shares to be credited to your specified account.]

VPS Account Number:
Full Name of VPS Account:
Further Credit to Account:
Further Credit Account Name:
Norwegian Receiving Bank Name:
Norwegian Receiving Broker Contact:
Receiving Broker Phone Number:

DTC Participant Number:
DTC Participant:
DTC Participant Contact:
DTC Participant Phone Number:

Note – BNY Mellon will only accept one form per DTC participant number.

By signing this form, you are authorizing the delivery of Seawell common shares as a result of your clients’ stock election in connection with the merger between Allis-Chalmers Energy Inc. and Seawell to the account indicated on this form. Seawell will instruct Nordea Bank Norge ASA (“Nordea”), the registrar for Seawell, to credit the Seawell shares to the account referenced above.

Delivery of your shares is based solely on BNY Mellon Shareowner Services (“BNY Mellon”) and Nordea’s ability to deliver the shares according to the instructions above. As such, if BNY Mellon is not provided with the explicit instructions as stated in this form or if Nordea is unsuccessful in its attempts to deliver the shares, your shares will be registered in book-entry form in the name of the nominee as detailed above with BNY Mellon, which will cause a substantial delay in your account being credited.

HERE ▶
	Signature	Date	Capacity in which

[Place Signature Guarantee Medallion Here]

Please send the completed Form to the address below by 02/23/11 via overnight courier:

BNY Mellon Shareowner Services

480 Washington Blvd., 27 Floor

Attn: Howard Danielson / Ray Vargas

Jersey City, NJ 07310

VPS Instruction Form

Questions and Answers

What is a VPS?

A:

Verdipapirsentralen (“VPS”), a Norwegian entity operating a paperless register of shares in public limited companies listed on the Oslo Stock Exchange. Seawell will operate its shareholder register on VPS’s electronic platform jointly with its registrar, Nordea.

Where will the Seawell common shares trade?

A:	The Seawell common shares will trade on the Oslo Stock Exchange, under symbol “SEAW.”

What is the ISIN for Seawell’s common shares?

A: The ISIN for Sewell’s common shares is BMG795601019.

What do I need to include in the SWIFT message I send to my Norwegian custodian/bank?

A:	Please include the following in your SWIFT MT450:

Share Description: Seawell Limited

ISIN: BMG795601019

BIC Code: NDEANOKK

VPS #: 06001.0444440

Type: R F

Share Amount: TBD

Trade Date: MM/DD/YY

Settlement Date: MM/DD/YY

Will the trade date and settlement date change?

A:

Yes. The trade date and settlement date will change if the election is extended. If the election date is extended and there is no proration required due to the election results, the trade date and settlement date will be five (5) days after the election deadline. If the election date is extended and proration is required due to the election results, the trade date and settlement date will be seven (7) days after the election deadline.